                                                                    Exhibit 21.1






                         SUBSIDIARIES OF THE REGISTRANT

============================================================================================================================
                                                            Date of                   Place of                  Ownership
                                                         Incorporation              Incorporation                   %
----------------------------------------------------------------------------------------------------------------------------
CR Minerals Corporation                                     10-02-87                Colorado, U.S.A.                100
CR Kendall Corporation                                      03-24-88                Colorado, U.S.A.                100
CR Montana Corporation                                      04-23-90                Colorado, U.S.A.                100
CR Briggs Corporation                                       07-25-90                Colorado, U.S.A.                100
CR International Corporation                                10-06-93                Colorado, U.S.A.                100
Canyon Resources Africa Ltd.                                03-29-94                Colorado, U.S.A.                 90
Canyon De Panama S.A.                                       04-15-94                     Panama                     100
Canyon Resources Venezuela C.A.                             08-19-94                    Venezuela                    90
Canyon Resources (Chile) S.A.                               09-06-94                      Chile                     100
Canyon Resources Tanzania Limited                           09-06-94                    Tanzania                     90
CR Brazil Corporation                                       06-07-95                Colorado, U.S.A.                100
Judith Gold Corporation                                     12-04-63                 Montana, U.S.A.                100
============================================================================================================================